Exhibit 27-(h)(21): Amendment to Administrative and Shareholder Services Agreement between RLICNY and ING Funds Services, LLC
AMENDMENT TO ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT

THIS AGREEMENT is made by and between ReliaStar Life Insurance Company of New York (the "Company"), a life insurance company organized under the laws of the State of New York and ING Funds Services, LLC (the "Administrator), a limited liability company organized under the laws of the State of Delaware, collectively, "the Parties".

WHEREAS, the Parties executed an Administrative and Shareholder Services agreement dated May 1, 2001 (the "Administrative and Shareholder Services Agreement"), between ReliaStar Life Insurance Company of New York and ING Fund Services, LLC.

WHEREAS, effective on March 1, 2002, ING Pilgrim Group and Pilgrim Variable Products Trust (the "Trust") have amended their corporate entity names to ING Funds Services, LLC, and ING Variable Products Trust, respectively.

WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule A of the Administrative and Shareholder Services Agreement, has been changed to "ING Variable Products Trust". As a result, the names of the Portfolios have also been amended. Pilgrim VP MagnaCap Portfolio has changed to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has been changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has been changed to ING VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has been changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has been changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has been changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has been changed to ING VP International Value Portfolio, and Pilgrim VP High Yield Bond Portfolio has been changed to ING VP High Yield Bond Portfolio.

WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule B of the Administrative and Shareholder Services Agreement, has been changed to "ING Variable Products Trust". As a result, the names of the Portfolios have also been amended. Pilgrim VP MagnaCap Portfolio has changed to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has been changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has been changed to ING VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has been changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has been changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has been changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has been changed to ING VP International Value Portfolio, and Pilgrim VP High Yield Bond Portfolio has been changed to ING VP High Yield Bond Portfolio.

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

The Administrative and Shareholder Services Agreement is hereby amended to reflect the current corporate entity and series names.

FURTHER, the Administrative and Shareholder Services Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

FURTHER, the Administrative and Shareholder Services Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto.

Executed this 30th day of August 2002.

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By its authorized officer,

/s/ Gordon Elrod
Name: Gordon Elrod
Title: Assistant Vice President

ING FUNDS SERVICES, LLC
By its authorized officer,

/s/ Michael J. Roland
Name: Michael J. Roland
Title: Executive V.P.

Schedule A for Class R Shares ING VARIABLE PRODUCTS TRUST
Annual Rate	Portfolios
X.XX%	ING VP MagnaCap Portfolio
X.XX%	ING VP Research Enhanced Index Portfolio
X.XX%	ING VP Growth Opportunities Portfolio
X.XX%	ING VP MidCap Opportunities Portfolio
X.XX%	ING VP Growth + Value Portfolio
X.XX%	ING VP SmallCap Opportunities Portfolio
X.XX%	ING VP International Value Portfolio
X.XX%	ING VP High Yield Bond Portfolio

Schedule dated: May 1, 2001

Schedule B Company Assets in ING Variable Products Trust Portfolios As of 4/30/2001
Assets as of 4/30/2001	Portfolio-Class R
$	ING VP MagnaCap Portfolio
$	ING VP Research Enhanced Index Portfolio
$	ING VP Growth Opportunities Portfolio
$	ING VP MidCap Opportunities Portfolio
$	ING VP Growth + Value Portfolio
$	ING VP SmallCap Opportunities Portfolio
$	ING VP International Value Portfolio
$	ING VP High Yield Bond Portfolio